UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 31, 2006


                                   KADANT INC.
             (Exact Name of Registrant as Specified in its Charter)



Delaware                            1-11406                           52-1762325
(State or Other             (Commission File Number)               (IRS Employer
Jurisdiction                                                  Identification No.
of Incorporation)


One Acton Place
Acton, Massachusetts                                                       01720
(Address of Principal Executive Offices)                              (Zip Code)

                                 (978) 776-2000
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                   KADANT INC.

Item 1.01     Entry into a Material Definitive Agreement.

         As previously reported, Kadant Inc. ("Kadant"), on behalf of its subsidiary Kadant Light Machinery (Jining) Co. Ltd. ("Kadant Jining"), entered into an Asset Purchase Agreement dated January 21, 2006 with Jining Huayi Light Industry Machinery Co., Ltd. ("Huayi") to acquire substantially all of the assets of Huayi, excluding cash and accounts receivable. On May 31, 2006, Kadant Jining and Huayi entered into a business transfer agreement (the "Transfer Agreement") modifying the Purchase Agreement, the purpose of which is to define and commence the closing process for the acquisition of the Huayi assets. The total purchase price to be paid for the Huayi assets is expected to be approximately $20 million USD, to be paid as certain closing items are completed as specified in the Transfer Agreement. Included in the purchase price is a bank payment guarantee equal to 20% of the purchase price which will be issued to the sellers providing for payment upon the satisfaction of certain items within 18 months of closing.

         By June 2, 2006, Kadant Jining assumed responsibility for the operation of the business and had acquired the machinery, equipment, inventory, and related assets used in the operation of the business of Huayi. The transfer of buildings and land-use rights will occur at a later date upon the completion of additional documentation and government filings. The closing process is expected to be completed by the end of the second quarter.

         The acquisition is being funded by cash of approximately $10 million USD and borrowings entered into with Bank of China Ltd. ("Bank of China"). On June 6, 2006, Bank of China entered into agreements with Kadant Jining to provide a four-year interest only loan of 40 million RMB, or approximately $5 million USD, and to issue a bank payment guarantee up to an aggregate amount of 32 million RMB, or approximately $4 million. The agreements provide that any draw upon the bank guarantee by the sellers will be converted into a one-year interest only loan to Kadant Jining. The loans initially bear interest at a floating rate of approximately 5.5%. These loans will be secured by a standby letter of credit equal to 80 million RMB, or approximately $10 million USD. In addition, upon completion of the acquisition, Kadant Jining intends to enter into a four-year 8 million RMB, or $1 million USD, loan from Bank of China secured by equipment.

         The foregoing description of the transaction does not purport to be a complete statement of the parties' rights and obligations under the Transfer Agreement and the loan agreements with Bank of China and is qualified in its entirety by reference to the full text of the Transfer Agreement and loan agreements which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the second fiscal quarter ended July 1, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth in Item 1.01 above with respect to the loan agreements with Bank of China is incorporated herein in its entirety.

Item 8.01     Other Events.

         The information set forth in Item 1.01 above with respect to the Transfer Agreement and loan agreements is incorporated herein in its entirety.


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                                  KADANT INC.

                                   SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    KADANT INC.


Date:  June 6, 2006                                 By:    /s/ Thomas M. O'Brien
                                                    ----------------------------
                                                    Thomas M. O'Brien
                                                    Executive Vice President and
                                                      Chief Financial Officer


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